UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Kalyan Seshan

On June 22, 2016, Santander Consumer USA Holdings Inc. (the “Company”) and Santander Consumer USA Inc., a wholly owned subsidiary of the Company, entered into a Letter Agreement (the “Letter Agreement”) with Kalyan Seshan, the Company’s Chief Risk Officer, which sets forth certain terms and conditions of Mr. Seshan’s employment with the Company. Mr. Seshan was a “named executive officer” of the Company for the fiscal year ended December 31, 2015.

Under the Letter Agreement, Mr. Seshan’s annual base salary will be $665,000, effective as of January 1, 2016. Mr. Seshan will also be eligible to receive an annual bonus (the “Annual Bonus”) with a target Annual Bonus opportunity of $563,500. Because Mr. Seshan is an “identified staff” as defined in the Santander Management Board Compensation Policy and Identified Staff Plan (the “Plan”), Mr. Seshan’s variable compensation, including his Annual Bonus, is subject to Capital Requirements Directives, Directive 2013/36/EU (“CRD IV”) promulgated by the European Union, and a portion of such variable compensation is required to be deferred. In compliance with the Plan and CRD IV, the Letter Agreement provides that Mr. Seshan’s Annual Bonus will be paid as follows:

•	30% of the Annual Bonus will be paid in cash at the same time that corresponding bonuses are paid to other senior executives of the Company generally;
•	30% of the Annual Bonus will be paid in immediately-vested restricted stock units (“RSUs”) at the same time as corresponding annual bonus RSU awards are made to other senior executives of the Company generally;
•	20% of the Annual Bonus will be paid in cash in three equal payments on the first, second, and third anniversaries of the initial cash bonus payment, subject to Mr. Seshan’s continued employment with the Company on the applicable anniversary (except to the extent otherwise provided in the applicable award agreement); and
•	20% of the Annual Bonus will be in paid in RSUs that vest ratably on the first, second, and third anniversaries of the initial cash bonus payment, subject to Mr. Seshan’s continued employment with the Company on the applicable anniversary (except to the extent otherwise provided in the applicable award agreement).

The Letter Agreement provides that Mr. Seshan’s employment is subject to the covenants and agreements set forth in his confidentiality and restrictive covenant agreement with the Company, which includes a perpetual confidentiality covenant and covenants prohibiting competitive activities and solicitation of customers, business partners and employees during his employment and for 12 months thereafter.

The foregoing description does not purport to be complete and is qualified by reference to the terms of the Letter Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A description of the components of compensation for the Company’s named executive officers, the Company’s Senior Executive Annual Bonus Plan and the Company’s Omnibus Incentive Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, dated April 29, 2016, for the Company’s 2016 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, by and between Santander Consumer USA Holdings Inc., Santander Consumer USA Inc. and Kalyan Seshan, dated June 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: June 23, 2016	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Senior Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, by and between Santander Consumer USA Holdings Inc., Santander Consumer USA Inc. and Kalyan Seshan, dated June 22, 2016.